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                                                                     Exhibit 4.3

                  COLLATERAL ACCESS AND INTERCREDITOR AGREEMENT

         THIS COLLATERAL ACCESS AND INTERCREDITOR AGREEMENT ("Agreement"), dated as of February 7, 2003, is by and between CONGRESS FINANCIAL CORPORATION (CENTRAL), an Illinois corporation, in its capacity as collateral agent (in such capacity, "Collateral Agent" as hereinafter further defined) pursuant to the Revolving Loan Agreement (as hereinafter defined), acting for and on behalf of the financial institutions from time to time party to the Revolving Loan Agreement (the "Revolving Loan Lenders" as hereinafter further defined), and THE BANK OF NEW YORK, a New York banking corporation, in its capacity as trustee and collateral agent (in such capacity, "Note Trustee" as hereinafter further defined") pursuant to the Note Indenture (as hereinafter defined), acting for and on behalf of the holders (the "Noteholders" as hereinafter further defined) of the Senior Secured Notes (as hereinafter defined). The Note Trustee and the Noteholders are collectively, the "Note Creditors", and the Collateral Agent and Revolving Loan Lenders are collectively, the "Revolving Loan Creditors."

                              W I T N E S S E T H:

         WHEREAS, Anchor Glass Container Corporation, a Delaware corporation ("Debtor" as hereinafter further defined), Collateral Agent and Revolving Loan Lenders have entered enter into financing arrangements pursuant to which Revolving Loan Lenders (or Collateral Agent on behalf of Revolving Loan Lenders) may make loans and advances and provide other financial accommodations to Debtor as set forth in the Loan and Security Agreement, dated as of August 30, 2002, by and among Debtor, Collateral Agent, Bank of America, N.A., as documentation agent, General Electric Capital Corporation, as lead bookrunner and syndication agent, and Revolving Loan Lenders, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of December 31, 2002, and Amendment No. 2 to Loan and Security Agreement, dated as of the date hereof (the "Revolving Loan Agreement" as hereinafter further defined); and

         WHEREAS, Debtor has issued or is about to issue the 11% Senior Secured Notes due 2013 in the original principal amount of $300,000,000 in the aggregate (collectively, the "Senior Secured Notes" as hereinafter further defined) pursuant to the Indenture, dated of even date herewith, by and between Debtor, as issuer, and Note Trustee, as trustee (the "Note Indenture" as hereinafter further defined);

         WHEREAS, Collateral Agent and Note Trustee desire to enter into this Agreement (i) to acknowledge the security interests of each other in the assets and properties of Debtor, (ii)

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to confirm, subject to the terms hereof, the right of Collateral Agent to use the real property and equipment of Debtor in connection with the exercise of Collateral Agent's rights and remedies with respect to the Revolving Creditor Collateral, and (iii) to agree upon related matters;

         NOW THEREFORE, in consideration of the mutual benefits accruing to Collateral Agent and the other Revolving Loan Creditors and Note Trustee and the other Note Creditors hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

         1. DEFINITIONS

         As used above and in this Agreement, the following terms shall have the meanings ascribed to them below:

         1.1. "Agent Creditors" shall mean, collectively, Collateral Agent and Note Trustee and their respective successors and assigns; sometimes being referred to herein individually as an "Agent Creditor".

         1.2 "Collateral" shall mean all of the property and interests in property, real or personal, tangible or intangible, now owned or hereafter acquired by Debtor in or upon which any Creditor at any time has a Lien, and including, without limitation, all proceeds of such property and interests in property.

         1.3 "Collateral Agent" shall mean Congress Financial Corporation (Central), an Illinois corporation, in its capacity as administrative agent and collateral agent under the Revolving Loan Agreement, acting for and on behalf of Revolving Loan Lenders pursuant to the terms thereof, and its successors and assigns (including any replacement or successor agent or additional agent acting for and on behalf of the Revolving Loan Lenders in such capacity).

         1.4 "Creditors" shall mean, collectively, Collateral Agent, Revolving Loan Lenders, Note Trustee, Noteholders and their respective successors and assigns; sometimes being referred to herein individually as a "Creditor".

         1.5 "Debtor" shall mean, collectively (a) Anchor Glass Container Corporation, a Delaware corporation, and (b) any subsidiary of Debtor that becomes a guarantor of either or both the Noteholder Debt and the Revolving Loan Debt and their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

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         1.6 "Incremental Access Costs" shall mean those costs which are directly attributable to Collateral Agent's utilization of the Noteholder Collateral pursuant to Section 2.5 hereof in excess of any such costs Noteholder Creditors would have incurred whether or not Collateral Agent had so utilized the Noteholder Collateral.

         1.7 "Lien" shall mean any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

         1.8 "Note Collateral" shall mean the real property, equipment, fixed assets and other property of Debtor described on Schedule 1.8 hereto in or upon which Note Trustee, for the benefit of Noteholders at any time has a Lien.

         1.9 "Note Creditors" shall mean, collectively, Note Trustee and Noteholders; sometimes being referred to herein individually as a "Note Creditor".

         1.10 "Noteholder Agreements" shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, replaced, refinanced or restructured): (a) the Note Indenture; (b) the Senior Secured Notes; (c) the agreements listed on Schedule
1.10 hereto and (d) all agreements, documents and instruments at any time executed or delivered by Debtor or any other person to, with or in favor of Note Trustee or any Noteholder in connection therewith or related thereto.

         1.11 "Noteholder Debt" shall mean all obligations, liabilities and indebtedness of every kind, nature and description owing by Debtor to Note Trustee or any Noteholder, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, evidenced by or arising under or in connection with the Noteholder Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Noteholder Agreements or after the commencement of any case with respect to Debtor under the U.S. Bankruptcy Code or any similar statute (including, without limitation, any principal, interest, fees, costs, expenses and other amounts, whether or not such amounts are allowable in whole or in part, in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired by Note Trustee or such Noteholder.

         1.12 "Note Indenture" shall mean the Indenture, dated as of the date hereof, between Debtor, as issuer, and Note Trustee, in connection with the Senior Secured Notes, as

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the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, replaced, refinanced or restructured.

         1.13 "Note Trustee" shall mean The Bank of New York, a New York banking corporation, in its capacity as trustee and collateral agent pursuant to the
Note Indenture and the other Noteholder Agreements, and its successors and assigns, including any replacement or successor trustee or agent acting for or on behalf of the Noteholders or pursuant to the Note Indenture or any additional trustee or agent.

         1.14 "Noteholders" shall mean those Persons that at any time are the owner or holder, directly or indirectly, of record or beneficially, of any of the Senior Secured Notes, and their respective successors and assigns; sometimes being referred to herein individually as a "Noteholder".

         1.15 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without imitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

         1.16 "Revolving Creditor Agreements" shall mean, collectively, the Revolving Loan Agreement and all agreements, documents and instruments at any time executed or delivered by Debtor or any other person to, with or in favor of Lender in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Revolving Loan Debt).

         1.17 "Revolving Loan Agreement" shall mean the Loan and Security Agreement, dated as of August 30, 2002, by and among Debtor, Collateral Agent, Bank of America, N.A., as documentation agent, General Electric Capital Corporation, as lead bookrunner and syndication agent, and Revolving Loan Lenders, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of December 31, 2002, and Amendment No. 2 to Loan and Security Agreement, dated as of the date hereof, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured.

         1.18 "Revolving Loan Collateral" shall mean the accounts, inventory and other assets of Debtor as described on Schedule 1.18 hereto in or upon which Collateral Agent at any time has a Lien.

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         1.19 "Revolving Loan Creditors" shall mean, collectively, Collateral
Agent and Revolving Loan Lenders and their respective successors and assigns (and including any other lender or group of lenders that at any time (a) refinances or succeeds to all or any portion of the Revolving Loan Debt or (b) is otherwise party to the Revolving Creditor Agreements); each sometimes being referred to herein individually as "Revolving Loan Creditor".

         1.20 "Revolving Loan Debt" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by a Debtor to Collateral Agent or Revolving Loan Lenders or any of their affiliates or participants, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under or in connection with the Revolving Creditor Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Revolving Creditor Agreements or after the commencement of any case with respect to Debtor under the U.S. Bankruptcy Code or any state insolvency law or similar statute (including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired by Collateral Agent or Revolving Loan Lenders.

         1.21 "Revolving Loan Lenders" shall mean the financial institutions which are parties from time to time as lenders under the Revolving Loan Agreement, and their successors and assigns (including any other lender or group of lenders that at any time succeeds to or refinances, replaces or substitutes for all or any portion of the Revolving Loan Debt at any time and from time to time).

         1.22 "Senior Secured Notes" shall mean, collectively, the 11% Senior Secured Notes due 2013 issued by Debtor pursuant to the Note Indenture in the original principal amount of $300,000,000 in the aggregate and such other additional notes due on or after 2013 that may be issued after the date hereof by Debtor pursuant to the Indenture, as the same now exist (or may exist upon the issuance thereof) or may hereafter (or thereafter upon the issuance thereof) be amended, modified, supplemented, extended, renewed, restated, replaced, refinanced or restructured.

         1.23 All terms defined in the Uniform Commercial Code as in effect in the State of New York, unless otherwise defined herein shall have the meanings set forth therein. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

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         2.  SECURITY INTERESTS; REMEDIES

         2.1 Acknowledgment of Liens.

                  (a) Collateral Agent hereby acknowledges and agrees that Note Trustee, for itself and the benefit of Noteholders, has been granted a Lien upon the Note Collateral to secure the Noteholder Debt and that Collateral Agent and Revolving Loan Lenders do not have any Lien on any of the Note Collateral pursuant to the Revolving Creditor Agreements, except to the extent that a Revolving Loan Creditor may become a Note Creditor. Note Trustee for itself and on behalf of each existing and future Noteholder acknowledges that Collateral Agent, for itself and the benefit of Revolving Loan Lenders, has been granted a Lien upon the Revolving Loan Collateral to secure the Revolving Loan Debt and that Note Trustee and Noteholders do not have any Lien on any of the Revolving Loan Collateral or other assets of Debtor, including, without limitation, any amounts deposited in or received in the lockbox or blocked accounts established by Debtor in connection with the Revolving Creditor Agreements, except to the extent that a Note Creditor may become a Revolving Loan Creditor.

                  (b) Note Trustee, on behalf of itself and the Noteholders, agrees that it will not contest the validity, perfection, priority or enforceability of any Lien of any Revolving Loan Creditor granted pursuant to the Revolving Creditor Agreements on any of the Revolving Loan Collateral. Collateral Agent, on behalf of itself and the Revolving Loan Creditors agrees that it will not contest the validity, perfection, priority or enforceability of any Lien of any Note Creditor granted pursuant to the Noteholder Agreements on any of the Note Collateral.

         2.2 Delivery of Collateral. In the event that Note Trustee shall obtain possession, custody or control of any of the Revolving Loan Collateral, Note Trustee shall receive and hold the same in trust, as trustee, for the benefit of Collateral Agent and the Revolving Loan Creditors, and upon obtaining actual knowledge of such possession, custody or control, Note Trustee shall immediately transfer and deliver such Revolving Loan Collateral to Collateral Agent (together with any endorsement or assignment of Note Trustee where necessary or desirable).

         2.3 Bailee for Perfection. Each Agent Creditor hereby appoints the other Agent Creditor, and each Agent Creditor hereby agrees to serve, as agent and bailee for the other Agent Creditor for the purpose of perfecting their respective Liens on the Collateral. Each Agent Creditor hereby agrees that at any time the other Agent Creditor has any Collateral in its possession the other Agent Creditor acknowledges that it holds and will hold possession of such Collateral of the other Agent Creditor for the benefit of such Agent Creditor. Agent Creditors shall not have any duty to protect or preserve any rights pertaining to any of such Collateral held by it and Agent Creditors and the other Creditors each hereby waives and releases each Agent Creditor from all claims and liabilities at any time arising pursuant to the role of agent and bailee with respect to the Collateral held by it, so long as such Agent Creditor shall use the same degree of care with respect thereto as it uses for similar property pledged to it as collateral for indebtedness of others to it.

         2.4 Notices of Default and Acceleration. Each Agent Creditor shall give the other Agent Creditor concurrently with the giving thereof to Debtor, a copy of any written notice by such Agent Creditor of either (a) a default or an event of default under its agreements with Debtor or (b) written notice of demand for payment from Debtor; provided, that, the failure of any party to give any such notice to the other shall not affect the acknowledgments regarding each Agent Creditor's Collateral or the validity or effectiveness of any such notice as against Debtor. Debtor hereby authorizes and consents to each Agent Creditor sending any such notices to the other Agent Creditor or providing any other information with respect to Debtor to the other Agent Creditor.

         2.5 Access to Note Collateral. Note Trustee, for itself and on behalf of Note Holders, hereby grants to Collateral Agent a non-exclusive license and unconditional right with respect to the Note Collateral, exercisable from time to time by Collateral Agent at its option: (a) to enter the real property of Debtor during normal business hours in order to inspect, remove or take any action with respect to the Revolving Loan Collateral or to enforce Collateral Agents's rights with respect thereto, including, but not limited to, the examination and removal of Revolving Loan Collateral and the examination and duplication of the books and records of Debtor related to the Revolving Loan Collateral or to otherwise handle, deal with or dispose of any Revolving Loan Collateral, including, without limitation, the right to conduct one or more public or private sales or auctions thereon; and (b) to use any of the equipment consisting of computers or other data processing equipment related to the storage or processing of records, documents or files pertaining to the Revolving Loan Collateral and to use any other equipment to handle, deal with or dispose of any Revolving Loan Collateral pursuant to Collateral Agent's rights as set forth in the Revolving Creditor Agreements, the Uniform Commercial Code of any applicable jurisdiction and other applicable law; provided, however, that in the case of each of clauses (a) and (b) in this Section 2.5 in the event that such right of access is for the purpose of removing or realizing on Revolving Loan Collateral (including, without limitation, processing and converting raw materials (including work-in-process) into finished goods), (i) Collateral Agent shall give Note Trustee reasonable prior written notice under the circumstances as determined by Collateral Agent in good faith, (ii) such access shall only be permitted for a period of one hundred twenty (120) days from the earlier of (A) the delivery of written notice from Collateral Agent to Note Trustee that Collateral Agent will remove or realize on the Revolving Loan Collateral or (B) the delivery of written notice from Note Trustee to the Collateral Agent directing removal of the Revolving Loan Collateral and (iii) Revolving Loan Lenders shall indemnify the Note Trustee and the Noteholders from all damage to the Noteholder Collateral caused by Collateral Agent or Revolving Loan Lenders during such removal, realization or utilization, normal wear and tear excepted, and agree to pay to Note Trustee all Incremental Access Costs incurred by Note Creditors on account of utility rates and similar charges and any increased insurance costs which the Noteholders are required to pay as a result of such utilization incurred by the Note Trustee or the Noteholders as a result of such access. The license and rights granted to Collateral Agent under this Section 2.5 shall be irrevocable and shall continue without charge, except as otherwise provided in this Section 2.5. Collateral Agent shall not have any responsibility or liability for the acts or omissions arising in connection with Collateral Agent's use or occupancy of the real property or equipment, except as otherwise provided in Section 2.5 hereof.

         3 REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties. Note Trustee hereby represents and warrants to Collateral Agent that:

                  (a) Note Trustee has all requisite power and authority pursuant to the Note Indenture and the other Noteholder Agreements to execute, deliver and perform its obligations under this Agreement and the execution, delivery and performance by Note Trustee of this Agreement have been duly authorized by all requisite corporate or other action;

                  (b) pursuant to the terms of the Note Indenture and the other Noteholder Agreements, Note Trustee has been duly appointed and constituted as agent for Noteholders and has been granted all requisite authority to bind Noteholders by its execution and delivery of this Agreement, and, pursuant to the terms of the Noteholder Agreements, no further consent or approval on the part of any Noteholders is or will be required in connection with the execution, delivery and performance of this Agreement; and

                  (c) this Agreement constitutes the legal, valid and binding agreement of Note Trustee and is enforceable in accordance with its terms and shall be binding on each Noteholder acting by and through Note Trustee as its agent.

         3.2 Representations and Warranties. Collateral Agent represents and warrants to Note Trustee, for itself and on behalf of Noteholders that:

                  (a) Collateral Agent has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the execution, delivery and performance by Collateral Agent of this Agreement have been duly authorized by all requisite corporate or other action;

                  (b) pursuant to the terms of the Revolving Creditor Agreements, Collateral Agent has been duly appointed and constituted as agent for Revolving Loan Lenders and has been granted all requisite authority to bind Revolving Loan Lenders by its execution and delivery of this Agreement, and, pursuant to the terms of the Revolving Creditor Agreements, no further consent or approval on the part of any Revolving Loan Lenders is or will be required in connection with the execution, delivery and performance of this Agreement; and

                  (c) this Agreement constitutes the legal, valid and binding agreement of Collateral Agent and is enforceable in accordance with its terms and shall be binding on each Revolving Loan Lender acting by and through Collateral Agent as its agent.

         4.  MISCELLANEOUS

         4.1 Amendments. Any waiver, permit, consent or approval by any Agent Creditor of or under any provision, condition or covenant to this Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby. Any amendment of this Agreement must be in writing and signed by each Agent Creditor. All Noteholders shall be bound such amendment if such amendment is signed by Agent Creditors and Collateral Agent is hereby authorized to rely on such execution by Note Trustee without inquiry as to its right or authority to so bind any Noteholder. All Revolving Loan Lenders shall be bound by such amendment if such amendment is signed by Agent Creditors and Note Trustee is hereby authorized to rely on such execution by Collateral Agent without inquiry as to its right or authority to so bind any Revolving Loan Lender.

         4.2      Successors and Assigns

                  (a) This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of each of Creditors and its respective successors, participants and assigns. Notwithstanding that each Noteholder is not executing and delivering this Agreement, by acceptance of any Senior Secured Note, such Noteholder shall be bound hereby as if such Noteholder had executed and delivered this Agreement and the terms set forth herein are incorporated into and shall be deemed a part of each of the Senior Secured Notes. Each Note Creditor acknowledges that Collateral Agent is relying upon the binding nature of this Agreement upon each Note Creditor.

                  (b) Collateral Agent reserves the right to grant participations in, or otherwise sell, assign, transfer or negotiate all or any part of, or any interest in, the Revolving Loan Debt and the Revolving Loan Collateral securing same; provided, that, Note Trustee shall not be obligated to give any notices to or otherwise in any manner deal directly with any participant in the Revolving Loan Debt and no participant shall be entitled to any rights or benefits under this Agreement except through Collateral Agent. In connection with any participation or other transfer or assignment, Collateral Agent (i) may disclose to such assignee, participant or other transferee or assignee all documents and information which Collateral Agent now or hereafter may have relating to the Revolving Loan Debt or the Collateral and (ii) shall disclose to such participant or other transferee or assignee the existence and terms and conditions of this Agreement.

                  (c) In connection with any assignment or transfer of any or all of the Revolving Loan Debt, or any or all rights of Collateral Agent in the property of Debtor (other than pursuant to a participation), Note Trustee agrees to execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any such assignee or transferee and, in addition, will execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any third person who refinances or succeeds to or replaces any or all of Collateral Agent's financing of Debtor, whether such successor financing or replacement occurs by transfer, assignment, "takeout" or any other means or vehicle.

         4.3 Insolvency. This Agreement shall be applicable both before and after the filing of any petition by or against Debtor under the U.S. Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to Debtor shall be deemed to apply to a trustee Debtor and Debtor as debtor-in-possession.

         4.4 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed duly given, made or received: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if mailed by certified mail, return receipt requested, five (5) days after mailing to the parties at their addresses set forth below (or to such other addresses as the parties may designate in accordance with the provisions of this Section):

         To Collateral Agent:      Congress Financial Corporation (Central), as
 Agent
                                   150 South Wacker Drive, Suite 2200
                                   Chicago, Illinois 60606-4202
                                   Attention: Portfolio Manager
                                   Telecopy No.: 312-332-0424
                                   Telephone No.: 312-332-0420

         To Note Trustee:          The Bank of New York
                                   101 Barclay Street - 8W Floor
                                   New York, NY 10286
                                   Attention: Corporate Trust Administration
                                   Telephone: 212-815-4813
                                   Facsimile: 212-815-5707

Collateral Agent or Note Trustee may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other Creditor in conformity with this Section 4.4, but such change shall not be effective until notice of such change has been received by Note Trustee or Collateral Agent, as the case may be.

         4.5 Disclosures; Non-Reliance. No Creditor shall have any obligation or duty to disclose any information as to the financial condition and other affairs of Debtor to any other Creditor. Except as expressly set forth in this Agreement, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to: (a) the enforceability, validity, value or collectability of any of the Noteholder Debt or Revolving Loan Debt or any guarantee or security which may have been granted to any of them in connection therewith, (b) Debtor's title to or right to transfer any of the Collateral, or (c) any other matter except as expressly set forth in this Agreement.

         4.6 Governing Law. The validity, construction and effect of this Agreement shall be governed by the internal laws of the State of New York without giving effect to principles of conflict of laws but excluding any principles of conflict of laws or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

         4.7 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK FOR NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

         4.8 Complete Agreement. This written Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

         4.9      No Third Parties Benefitted. Except as expressly provided in
Section 4.2 hereof, this Agreement is solely for the benefit of the Creditors and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

         4.10 Further Assurances. Each Agent Creditor agrees to execute and deliver to the other Agent Creditor such additional agreements, documents and instruments and take such further actions as may be reasonably necessary or reasonably desirable to effectuate the provisions and purposes of this Agreement.

         4.11 Term. This Agreement is a continuing agreement and shall remain in full force and effect until the indefeasible satisfaction in full of all Revolving Loan Debt and the termination of the financing arrangements between Collateral Agent and Debtor.

         4.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed signature page to this Agreement shall be as effective as delivery of a manually executed counterpart hereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                           CONGRESS FINANCIAL CORPORATION
                           (CENTRAL), as Collateral Agent

                           By:   /s/ John Freeman
                                 --------------------------------------
                           Title: AVP

                           THE BANK OF NEW YORK, as Note Trustee

                           By:   /s/ Kisha Holder
                                 --------------------------------------
                           Title: Assistant Treasurer

                                 ACKNOWLEDGMENT

         The undersigned, together with its successors and assigns, hereby acknowledges the foregoing terms and provisions.

         The undersigned agrees that any Creditor holding Collateral does so as bailee (under the UCC) for the other and is hereby authorized to and may turn over to such other Creditor upon request therefor any such Collateral.

         The undersigned acknowledges and agrees that: (i) although it may sign this Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Agreement and (iii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of any Creditor to effectuate the provisions and purposes of the foregoing Agreement.

                           ANCHOR GLASS CONTAINER
                            CORPORATION

                           By: /s/ Darrin J. Campbell
                               ----------------------------------------

                           Title: EVP and CFO